UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, California 92130
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2017

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Apricus Biosciences, Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 17, 2017 at 8:00 a.m., local time, at Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, California 92130, for the following purposes:

(1)	To elect two Class III directors, nominated by our Board of Directors, to serve until our 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)	To ratify the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)	To conduct an advisory (non-binding) vote on executive compensation;

(4)
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, to a total number of 30,000,000 shares;

(5)	To consider and vote upon the approval of the amendment and restatement of the Company’s 2012 Stock Long Term Incentive Plan; and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
The record date for the Annual Meeting is April 12, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment(s) or postponement(s) thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are also available to you via the Internet at www.proxyvote.com.
By Order of the Board of Directors,

Richard W. Pascoe
Secretary
April 13, 2017
San Diego, California
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR OVER THE TELEPHONE AT 1-800-690-6903 OR SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE PRE-PAID ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, California 92130

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Apricus Biosciences, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2017, at 8:00 a.m., local time, at Latham & Watkins LLP, located at 12670 High Bluff Drive, San Diego, California 92130, and any adjournment(s) or postponement(s) thereof. This proxy statement is being mailed on or about April 19, 2017 to the stockholders of record of the Company’s Common Stock as of April 12, 2017 (the “Record Date”).
Solicitation and Voting Procedures
The solicitation of proxies will be conducted by mail and the Company will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to “Beneficial Holders” (defined below). The Company has engaged a proxy solicitation firm, Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $5,000.
As of the Record Date, there were 7,741,782 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.
Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Annual Meeting in person in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions. Financial Institutions have discretion to vote absent instructions with respect to certain routine matters, such as Proposal 2, the ratification of the independent registered public accounting firm, and Proposal 4, the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, but not with respect to matters that are considered non-routine, such as Proposals 1, 3 and 5, the election of directors, the advisory vote on executive compensation and an amendment and restatement of the Company’s 2012 Stock Long Term Incentive Plan, respectively. A “Broker Non-Vote” occurs when a Financial Institution has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for these non-routine matters.
The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments thereof. Abstentions from voting on a proposal and Broker Non-Votes will count for purposes of determining a quorum but will not be counted as votes cast on any proposal. A description of the required vote for each proposal is included within each proposal below.
We urge any stockholder not planning to attend the Annual Meeting to vote their proxy in advance, whether via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) or by mailing an executed proxy card to us. The deadline to vote by Internet or by telephone is 11:59 P.M. Eastern Time on Tuesday, May 16, 2017.

Any holder of record may revoke a proxy submitted in advance of the Annual Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Annual Meeting, (ii) delivering an executed, later-dated proxy or (iii) voting in person at the Annual Meeting.
Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institution for information on how to do so. Beneficial Holders who wish to attend the Annual Meeting and vote in person should contact their Financial Institution in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote in person. Without a legal proxy, Beneficial Holders cannot vote at the Annual Meeting because their Financial Institution may have already voted or returned a Broker Non-Vote on their behalf.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR each of the nominees listed in Proposal No. 1 and FOR each of the other proposals described below.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Overview
The Company’s Amended and Restated Articles of Incorporation, as amended, provide that the Board is to be divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. The total Board size is currently fixed at six directors. The Class III directors (whose terms expire at the Annual Meeting) are Rusty Ray and Wendell Wierenga, Ph.D. The Class II directors (whose terms expire at the 2018 annual meeting of stockholders) are Richard W. Pascoe and Sandford D. Smith. The Class I directors (whose terms expire at the 2019 annual meeting of stockholders) are Kleanthis G. Xanthopoulos, Ph.D. and Paul V. Maier.  Class III directors elected at the Annual Meeting will hold office until the 2020 annual meeting of stockholders, and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal or other cause in accordance with the Company’s Bylaws.
As described below, the Board has nominated Rusty Ray and Wendell Wierenga, Ph.D. for re-election as Class III directors. Each nominee for election as a director at the Annual Meeting has indicated their willingness to serve if elected. Should any nominee become unavailable for election at the Annual Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board.
Nomination of Directors
The Corporate Governance/Nominating Committee, which acts as the nominating committee of the Board, reviews and recommends potential candidates for election to the Board. In reviewing potential candidates, the Corporate Governance/Nominating Committee considers the qualifications described below under the caption “Board of Directors and Committees and Corporate Governance - Director Nominations and Stockholder Communications.” After reviewing the qualifications of potential Board candidates, the Corporate Governance/Nominating Committee presents its recommendations to the Board, which selects the final director nominees. The Corporate Governance/Nominating Committee recommended each of the nominees for director identified in this Proxy Statement. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.
Information Regarding Nominees and Incumbent Directors
The Corporate Governance/Nominating Committee has recommended, and the Board has nominated, Rusty Ray and Wendell Wierenga, Ph.D. to be re-elected as Class III directors at the Annual Meeting. The following table contains information about the nominees and about each of the Company’s continuing directors: the year each was first elected a director, their respective ages as of the date of this proxy, the positions currently held with the Company, the year their current term will expire and their current class:

Name	Year Initially Elected	Age	Position(s)	Expiration of Term	Class
Rusty Ray	2009	46	Director	2017	III
Wendell Wierenga, Ph.D.	2014	69	Director	2017	III
Richard W. Pascoe	2013	53	Chief Executive Officer, Secretary & Director	2018	II
Sandford D. Smith	2014	70	Director	2018	II
Kleanthis G. Xanthopoulos, Ph.D.	2011	58	Chairman	2019	I
Paul V. Maier	2012	69	Director	2019	I

Class III Directors Nominated for Election
The following persons have been nominated by our Board to be elected as Class III directors at the Annual Meeting:
Rusty Ray has been a director since December 2009. He is the Chair of our Corporate Governance/Nominating Committee and a member of our Audit Committee.  He is currently a partner with 11T Partners, a healthcare-only investment bank. He has worked with a wide variety of clients across the healthcare industry ranging from large pharmaceutical companies to early-stage drug development companies to medical device and service-based companies. Mr. Ray was a partner with Brocair Partners, a healthcare investment banking boutique, beginning in 2004 until he formed 11T Partners in 2012. Mr. Ray served as Deputy Director for eight years with Resources for the Future (“RFF”) a non-partisan Washington-based think-tank that conducts independent economic research. During his tenure, RFF conducted a number of studies related to the pharmaceutical and biotechnology industries. Prior to joining RFF, Mr. Ray worked with The Meningitis Research Foundation in London where he worked to support basic research to cure the disease. Beyond life sciences, Mr. Ray has also worked on issues related to emissions credit trading and utility restructuring. Mr. Ray holds an M.B.A. in Finance from the Fordham University School of Business and a B.S. in Biology from Wake Forest University. Mr. Ray resides in New York with his wife and daughter. The Board believes Mr. Ray is qualified to serve as a director based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.
Wendell Wierenga, Ph.D. has been a director since March 2014. He is a member of our Compensation Committee. Dr. Wierenga brings to our Board over four decades of experience in research, drug discovery and drug development, including clinical research, regulatory affairs, manufacturing, safety, and medical affairs. He has an extensive background serving as a public company executive and board member in the pharmaceutical and biotechnology industries. He most recently served as Executive Vice President, Research and Development, at Santarus, Inc., a specialty biopharmaceutical company, from June 2011 until its acquisition by Salix Pharmaceuticals, Inc. in 2014. Prior to Santarus, he was Executive Vice President in Research and Development at Ambit Biosciences Corporation from 2007 until 2011 and Neurocrine Biosciences, Inc. from 2003 until joining Ambit. Additionally, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company), Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer, Inc.), and he spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles. Dr. Wierenga serves as a member of the board of directors of the following private companies, Patara Pharma LLC, Dermata Therapeutics, LLC and Crinetics Pharmaceuticals Inc. He also serves on the board of Concert Pharmaceuticals, Inc., a public company, and serves on the board and as a member of the compensation committee at the following other public companies, Ocera Therapeutics Inc. and Cytokinetics Inc. He was previously on the board of directors of Onyx Pharmaceuticals, Inc. (acquired by Amgen), Anacor Pharmaceuticals Inc. (acquired by Pfizer) and Xenoport, Inc. (acquired by Arbor Pharmaceuticals). Additionally, Dr. Wierenga serves on multiple scientific advisory boards, including Concert Pharmaceuticals, Ferring Pharmaceuticals, and aTyr Pharma, Inc. He holds a Ph.D. in Chemistry from Stanford University and a B.A. in Chemistry from Hope College. The Board believes Dr. Wierenga is qualified to serve as a director based on his scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Wierenga’s broader business development and corporate experience.
Class II Directors Continuing in Office until 2018
The following directors will continue in office until the 2018 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Richard W. Pascoe has been a director and served as our Chief Executive Officer since March 2013, our Secretary since February 2015, and our Principal Financial Officer and Principal Accounting Officer since December 2016. He joined the Company following the merger of Somaxon Pharmaceuticals, Inc. with Pernix Therapeutics Holdings, Inc. Mr. Pascoe was the Chief Executive Officer of Somaxon from August 2008 until joining the Company and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Senior Vice President and Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc., the Takeda Oncology Company), B. Braun Interventional and The BOC Group. Mr. Pascoe is a member of the board of directors of KemPharm, Inc., as well as a member of the company’s audit and compensation committees and its lead independent director. He serves as a member of the board of directors of the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe is also a member of the board of directors of BIOCOM, as well as its Vice-President of Industry. Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership. Mr. Pascoe was appointed to the Board in connection with his appointment as our Chief Executive Officer. The Board believes Mr. Pascoe is qualified to serve as a director based on the depth and diversity of his experience in senior management of public pharmaceutical companies and his personal and professional integrity, ethics and values.
Sandford D. Smith has been a director since August 2014. He is a member of our Compensation Committee. Mr. Smith has been actively engaged in the development of international biotech and pharmaceutical companies for almost four decades.  Most recently, Mr. Smith served as Interim Chief Executive Officer at Aegerion Pharmaceuticals, Inc. from July 2015 to January 2016. He is chair/founder of Global BioLink LLC, a biotech consultancy formed in 2011. He was President of Genzyme International and Executive Vice President of Genzyme Corporation until the company’s acquisition by Sanofi in 2011. He joined Genzyme in 1996, and initially served as Vice President and General Manager of Genzyme International and President of Genzyme Specialty Therapeutics. Prior to joining Genzyme, Mr. Smith was President and Chief Executive Officer at RepliGen Corporation, a publicly traded biotechnology company, from 1986-1995. Mr. Smith previously held leadership positions at Bristol-Myers Squibb from 1977-1985, including Director of Operations for Bristol-Myers Squibb–Asia Pacific and Vice President of Business Development and Strategic Planning for the Pharmaceutical and Nutritional Division. Mr. Smith currently serves on the board of directors of Cytokinetics, Inc. and Neuralstem, Inc., both publicly traded biotechnology companies, and Akcea Therapeutics, Inc., a private company. He was previously on the board of directors of Novelion Therapeutics, Inc., a public company. He is on the advisory council for Brigham & Women’s Hospital, where he created the Smith Scholars Residency in medical education to benefit physicians from resource-poor nations. He is also on the advisory board at Tullis Health Advisors. Mr. Smith holds a bachelor’s degree from the University of Denver. The Board believes Mr. Smith is qualified to serve as a director based on his wealth of senior management and board level experience from his leadership roles in both the biotech and pharmaceutical industries.
Class I Directors Continuing in Office until 2019
The following directors will continue in office until the 2019 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Kleanthis G. Xanthopoulos, Ph.D. has been a director since November 2011 and became Chairman of the Board in December 2013. Dr. Xanthopoulos is an experienced and visionary leader in the biotechnology and pharmaceutical research industries, with a strong foundation in both operations and corporate development. He has been a Managing General Partner at Cerus Advisors, a life sciences investment company, since August 2015. From 2007 to June 2015, he was the President and Chief Executive Officer and a member of the board of directors of Regulus Therapeutics Inc. (RGLS). Prior to joining Regulus in 2007, Dr. Xanthopoulos was the Managing Director of Enterprise Partners Venture Capital. He co-founded Anadys Pharmaceuticals, Inc., served as their President and Chief Executive Officer from 2000 to 2006, and remained a director until its acquisition by Roche in 2011. Before that, Dr. Xanthopoulos was Vice President at Aurora Biosciences (acquired by Vertex Pharmaceuticals) from 1997 to 2000, and Section Head of the National Human Genome Research Institute from 1995 to 1997. Previously, he was an Associate Professor at the Karolinska Institute, Stockholm, Sweden. Dr. Xanthopoulos is a member of the board of directors of the Biotechnology Industry Organization (BIO) and Zosano Pharma Inc. (ZSAN) and he is a co-founder and a member of the board of directors of Sente, Inc. Additionally, Dr. Xanthopoulos received the Ernst & Young Entrepreneur of the Year Award in Health Sciences in 2006 and was named Most Admired CEO by the San Diego Business Journal in 2013. An Onassis Foundation Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and his M.Sc. degree in Microbiology and Ph.D. degree in Molecular Biology from the University of Stockholm, Sweden, and a Postdoctoral Research Fellowship at The Rockefeller University, New York. The Board believes Dr. Xanthopoulos is qualified to serve as a director based on his scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Xanthopoulos’ broader business development and corporate experience.
Paul V. Maier has been a director since June 2012. He is the Chair of our Audit Committee and a member of our Corporate Governance/Nominating Committee. Mr. Maier was most recently the Chief Financial Officer of Sequenom, Inc. from November 2009 until June 2014. Prior to joining Sequenom, Mr. Maier served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals Incorporated from 1992 until 2007, where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization. Prior to joining Ligand, he spent six years in various management and finance positions at ICN Pharmaceuticals, Inc. Mr. Maier currently serves on a number of boards, including the following public companies, International Stem Cell Corporation, where he is also a member of the company’s audit and compensation committees, MabVax Therapeutics Holdings Inc., where he is also a member of the company’s audit and nominating committees, and Ritter Pharmaceuticals, where he is also a member of the company’s audit and governance committees. Mr. Maier previously served on the board of directors of the following public companies, Pure Bioscience and Talon Therapeutics, Inc. (previously Hana Bioscience). Mr. Maier has also been an independent financial consultant since February 2007. He received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University. The Board believes Mr. Maier is qualified to serve as a director based on his management and finance background and his ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Mr. Maier’s broader business development and corporate experience.
Vote Required and Majority Vote Standard
Members of the Board are elected by a plurality vote. However, pursuant to the Company’s corporate governance guidelines, if the number of nominees for election to the Board is equal to, or less than, the number of seats open for election and a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election then such nominee must submit an offer of resignation to the Board. The Corporate Governance/Nominating Committee will then consider the offer of resignation and other relevant circumstances and recommend a course of action to the Board. The disinterested members of the Board will then determine whether to accept the offer of resignation.
Any shares that are not voted, for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and will not affect the outcome of the election of directors.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominees named above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017, and has further directed that we submit the selection of BDO for ratification by our stockholders at the Annual Meeting. A representative of BDO will be present at the Annual Meeting to make a statement and respond to appropriate questions.
Fees for Independent Registered Public Accounting Firm
During the fiscal years December 31, 2016 and December 31, 2015, neither the Company nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements and, in the case of either (i) or (ii), a written report or oral advice that BDO concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
 The following is a summary of the fees billed to the Company by BDO for professional services rendered for the fiscal years ended December 31, 2016 and 2015, respectively:

	2016	2015
Audit Fees (1):	$358,000	$340,000
Other Fees:
Audit-Related Fees (2)	—	—
Tax (3)	24,000	20,000
All Other Fees (4)	—	—
Total Other Fees	24,000	20,000
Total All Fees	$382,000	$360,000
(1) Audit fees consist of fees for professional services performed by BDO USA, LLP for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2) Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)
(3) Consists of fees billed for tax compliance and consulting
(4) Consists of fees billed for other products and services not described above
Pre-Approval Policies and Procedures
All audit and non-audit services provided by BDO must be pre-approved by the Audit Committee. BDO will provide the Audit Committee with an engagement letter during the first half of the fiscal year, outlining the scope of the proposed services and estimated fees for the fiscal year. Pre-approval may be given for a category of services, provided that (i) the category is reasonably narrow and detailed and (ii) the Audit Committee establishes a fee limit for such category. The Audit Committee may delegate to any other member of the Audit Committee the authority to grant pre-approval of permitted non-audit services to be provided by BDO between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services provided by BDO in fiscal 2016 and 2015.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal. If our stockholders do not ratify the selection of BDO, our Board will consider the selection of BDO as well as other independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our short and long-term plans.
We are requesting that our stockholders vote to approve the compensation of our Named Executive Officers (defined below) as described below under “Executive Compensation” pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables.
This advisory vote is generally referred to as a “say-on-pay vote” and is being provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the results of the advisory vote held at our 2013 annual meeting of stockholders on the frequency of future say-on-pay votes, we are conducting say-on-pay votes every year.
The Board is asking stockholders to cast an advisory (non-binding) vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion within the section of the Company’s proxy statement entitled “Executive Compensation,” is hereby APPROVED.”
Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of share voted “against” the proposal). Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION WITHIN THE SECTION OF THIS PROXY STATEMENT ENTITLED “EXECUTIVE COMPENSATION”.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO A TOTAL NUMBER OF 30,000,000 SHARES

The Board recommends that the stockholders vote FOR the following resolution:

At the Annual Meeting, we will ask our stockholders to approve the amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. On March 15, 2017, the Board approved a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of our Common Stock from 15,000,000 shares to 30,000,000 (the “Share Increase”). On the Record Date, there were 7,741,782 shares of our Common Stock issued and outstanding, and 3,063,257 shares of our Common Stock reserved for issuance. Accordingly, approximately 4,194,961 shares of the total number of Common Stock currently authorized remain available for issuance or may be reserved for issuance.

Form of the Amendment

The proposed amendment (the “Amendment”) would amend Paragraph A of Article FIFTH of our Amended and Restated Articles of Incorporation to read in its entirety as follows:

“FIFTH:    A.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million (40,000,000), consisting of thirty million (30,000,000) shares of Common Stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”) and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”).”

Background and Reasons for the Share Increase

Our Amended and Restated Articles of Incorporation, as amended, currently authorize the issuance of up to 15,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the close of business on the Record Date, there were 7,741,782 shares of Common Stock issued and outstanding and 3,063,257 shares reserved for issuance pursuant to outstanding warrants, options and restricted stock, leaving a balance of 4,194,961 shares of Common Stock available for issuance. There are no shares of preferred stock issued or outstanding.

If the Amendment is approved by stockholders, upon its effectiveness we will have a total of 30,000,000 authorized shares of Common Stock, with 7,741,782 shares of Common Stock issued and outstanding (as of the Record Date), and 3,063,257 shares reserved for issuance, leaving a balance of 19,194,961 shares of Common Stock authorized and unissued and not reserved for any specific purpose.

The Board recommends that stockholders approve this Amendment. Under applicable Nevada law, the affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the Amendment. Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have the same effect as a negative vote on this proposal. The approval of this proposal is a routine matter on which a Financial Institution has discretionary authority to vote, and accordingly, there may be few or no broker non-votes with respect to this proposal.

Purpose of the Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of our Common Stock in order to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company by allowing the issuance of such shares without the expense and delay of another stockholder meeting.

The Company is currently party to a Common Stock purchase agreement with Aspire Capital Fund, LLC (the “Aspire Agreement”) pursuant to which the Company may, at its sole discretion, choose to issue shares of its Common Stock to Aspire at the applicable market price at the time of issuance. Other than the Aspire Agreement, the Company has no current plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock from the additional 15,000,000 shares to be authorized herein. The authorized but unissued shares will only be issued at the direction of the Board, and upon separate shareholder approval if and as required by applicable law or regulation. Additionally, at this time, the increase in authorized shares of Common Stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Rights of Additional Authorized Shares

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Amendment will not alter the voting powers or relative rights of the Common Stock. In accordance with our Amended and Restated Articles of Incorporation and the Nevada Revised Statutes, any of our authorized but unissued shares of preferred stock are “blank check” preferred stock which shall have such voting rights, dividend rights, liquidation preferences, conversion rights and perceptive rights as may be designated by the Company’s Board pursuant to a certificate of designation.

Potential Adverse Effects of the Amendment

Adoption of the Amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board has no current plan to issue shares from the additional authorized shares provided by the Amendment. However, any future issuance of additional authorized shares of our Common Stock, including those pursuant to the Aspire Agreement, may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Common Stock.

Potential Anti-Takeover Effects

The Share Increase could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in our best interests or in the best interests of our stockholders. The ability of our Board to cause us to issue substantial amounts of Common Stock or preferred stock without the need for shareholder approval, except as may be required by law or regulation, upon such terms and conditions as our Board may determine from time to time in the exercise of its business judgment may, among other things, result in practical impediments with respect to changes in our control or have the effect of diluting the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock or preferred stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board, however, does not intend or view the Amendment to effect the Share Increase as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

Appraisal or Dissenters’ Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights or dissenter’s rights with respect to the Amendment or the Share Increase.

Effectiveness of Amendment

If the Amendment is approved by the shareholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment with the Nevada Secretary of State.

Required Vote

Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total outstanding shares of Common Stock vote “for” this proposal. Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have the same effect as a negative vote on this proposal. The approval of this proposal is a routine matter on which a Financial Institution has discretionary authority to vote, and, accordingly, there may be few or no Broker Non-Votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE APRICUS BIOSCIENCES, INC. 2012 STOCK LONG TERM INCENTIVE PLAN

Our stockholders are being asked to approve the amendment and restatement of our 2012 Stock Long Term Incentive Plan (the “2012 Plan”). The proposed amended and restated 2012 Plan is referred to herein as the “Restated Plan.” Our Board approved the Restated Plan on March 23, 2017, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at the Annual Meeting. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2012 Plan will continue in full force and effect, and we many continue to grant awards under the 2012 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

All share numbers in this Proposal No. 5 have been adjusted to reflect a 10-for-1 reverse stock split that was effected on October 24, 2016.

Overview of Proposed Amendments

Increase in Share Reserve; ISO Limit. Our Board believes that approval of Restated Plan is in the best interests of our Company and stockholders because the availability of an adequate number of shares reserved for issuance under our equity compensation plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success. The 2012 Plan was first adopted by our Board and approved by our stockholders in 2012. As of March 23, 2017, a total of 923,241 shares of our Common Stock were reserved under the 2012 Plan, the aggregate number of shares of Common Stock subject to awards under the 2012 Plan was 896,574 and a total of 26,667 shares of Common Stock remained available under the 2012 Plan for future issuance.  In addition, the 2012 Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2012 Plan or the Restated Plan on January 1 of each year during the ten-year term of the 2012 Plan by a number of shares of Common Stock equal to the lesser of: (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of Common Stock set by our Board.  The reserve increases pursuant to the evergreen provision of the 2012 Plan on each of January 1, 2013, January 1, 2015, January 1, 2016 and January 1, 2017 were 100,000 shares, 100,000 shares, 100,000 shares and 423,241 shares, respectively, and these increases are included in the total number of shares currently reserved for issuance under the 2012 Plan as of March 23, 2017, set forth above. For a description of the reverse stock split, see “Narrative Disclosure to Summary Compensation Table - Reverse Stock Split” below.

Pursuant to the Restated Plan, an additional 500,000 shares will be reserved for issuance under the Restated Plan and the evergreen provision will be extended such that, commencing on January 1, 2018, and on each January 1 thereafter during the ten-year term of the Restated Plan, the aggregate number of shares available for issuance under the Restated Plan will be increased by that number of shares of Common Stock equal to the lesser of: (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of Common Stock set by our Board. Notwithstanding the foregoing, (a) in no event may more than 7,000,000 shares of Common Stock be delivered upon satisfaction of Awards (as defined below) under the Restated Plan, and (b) the maximum number of shares of Common Stock that may be issued or transferred pursuant to incentive stock options (“ISOs”), as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), under the Restated Plan shall be 5,000,000 shares. All of the foregoing numbers shall be subject to adjustment pursuant to the terms of the Restated Plan in the event of certain corporate events as described below under “Adjustments.”

Unless the Restated Plan is authorized and approved by our stockholders, the number of shares available for issuance under the 2012 Plan may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees, directors and consultants that benefits all of our stockholders.  The increase will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success.  Without sufficient stock options to effectively attract, motivate and retain employees, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our company. These cash replacement alternatives would then reduce the cash available for product development, operations and other purposes. Our equity incentive program is broad-based. As of March 23, 2017, all of our 15 employees had received grants of equity awards and all 5 of our non-employee directors had received grants of equity awards.

Extension of Term. The term of the Restated Plan will also be extended so that the Restated Plan will terminate on March 23, 2027.

Stockholder Approval Under Section 162(m) of the Code.  Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m) (“Section 162(m)”) of the Code and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated Plan is discussed below, and stockholder approval of this Proposal No. 5 is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this Proposal No. 5 precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Section 162(m) Limits. Under the Restated Plan, the maximum number of shares of Common Stock subject to awards may be granted to any person in any calendar year will be 1,423,241 and the maximum amount that may be paid to any person in cash during any calendar year with respect to one or more cash-based awards under the Restated Plan is $1,000,000.

Non-Employee Director Compensation Limits. Under the Restated Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year under the Restated Plan may not exceed $400,000 (increased to $600,000 in the fiscal year of a non-employee director’s initial service as a non-employee director). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under the 2012 Plan, each at December 31, 2016, and the proposed increase in shares authorized for issuance under the Restated Plan. The 2012 Plan and the NexMed, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) are the only equity incentive plans we currently have in place and awards may only be granted pursuant to the 2012 Plan.

	Number of Shares #	As of a % of Shares Outstanding (1)	Dollar Value $ (2)
2006 Plan
Options outstanding	127,320	1.6%	$165,516
Weighted average exercise price of outstanding options	$25.51
Weighted average remaining term of outstanding options	6.2 years

2012 Plan
Restricted stock units outstanding	115,115	1.5%	$149,650
Options outstanding	287,545	3.7%	$373,809
Weighted average exercise price of outstanding options	$13.56
Weighted average remaining term of outstanding options	8.2 years

Shares remaining available for grant under 2012 Plan (3)	80,386	1%	$104,502

Restated Plan
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under 2013 Plan)(4)	500,000	6.5%	$650,000

(1)	Based on 7,733,205 shares of our Common Stock outstanding as of December 31, 2016.

(2)	Based on the closing price of our Common Stock on December 30, 2016 (the last trading day of 2016), of $1.30 per share.

(3)	Does not include possible future increases to the share reserve under the evergreen provision of the 2012 Plan.

(4)
Does not include possible future increases to the share reserve under the evergreen provision of the Restated Plan. Pursuant to the evergreen provision, up to the lesser of (a) 4% of the outstanding shares of our Common Stock on a fully diluted basis or (b) a number of shares of set by the Board, may become available for issuance under the Restated Plan during its ten-year term. For instance, in January 2017, 423,241 shares were added to the 2012 Plan, which represented 4% of the outstanding shares of our Common Stock on a fully diluted basis as of December 31, 2016. These shares have an aggregate dollar value of $550,213 based on the closing price of our Common Stock on December 30, 2016 (the last trading day of 2016), or $1.30 per share. In no event may more than 7,000,000 shares of Common Stock be delivered upon satisfaction of Awards under the Restated Plan, which maximum number of shares have an aggregate dollar value of $9.1 million based on the closing price of our Common Stock on December 30, 2016 (the last trading day of 2016), or $1.30 per share.

In determining whether to approve the Restated Plan, including the proposed increase to the share reserve under the Restated Plan over the share reserve under the existing 2012 Plan, our Board considered the following:

•
The 1,423,241 shares to be initially reserved for issuance under the Restated Plan represents an increase of 500,000 shares from the aggregate number of shares reserved for issuance under the 2012 Plan as of March 23, 2017.

•
In determining the size of the share reserve under the Restated Plan, our Board considered the number of equity awards granted by the Company during the past three calendar years. In calendar years 2016, 2015 and 2014, the Company’s annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the applicable year) under our equity plans were 4.01%, 2.92%, and 5.11%, respectively.

•
We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately two to three years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, assuming we receive the maximum annual evergreen increases under the Restated Plan during its ten-year term, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

•
In fiscal years 2016, 2015, and 2014, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 6.4%, 13.07%, and 12.38%, respectively. If the Restated Plan is approved, we expect our overhang at the end of 2017 will be approximately 12.87%, excluding any possible future grants currently unforeseen to us.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Stockholder Approval Requirement for the Proposal

As previously disclosed, because our Common Stock is listed on the NASDAQ Stock Market, we are subject to the NASDAQ listing standards set forth in its Marketplace Rules.  We are required under Marketplace Rule 5635(c) to seek stockholder approval of our proposed amendment to increase the number of shares authorized for issuance. Therefore, we are requesting stockholder approval for this Proposal No. 5 under this NASDAQ listing standard. Stockholder approval of the Restated Plan is also necessary in order for us to take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) and grant ISOs thereunder.

Summary of the Restated Plan

The following summary of certain features of the Restated Plan is qualified in its entirety by reference to the full text of the Restated Plan, which is attached as Appendix A to this Proxy Statement.  All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Restated Plan.

Under the Restated Plan, we may issue various types of stock-based awards, including ISOs, non-incentive stock options (“NISOs”), restricted and unrestricted stock awards of our Common Stock, stock unit awards, stock appreciation rights (“SARs”), dividend equivalent rights, other stock-based awards, as well as certain cash awards (together, “Awards”).

Our Board believes that these types of awards are an integral part of the compensation packages to be offered to our executives, directors, employees and consultants and that the grant of these types of awards, which align the interests of the recipients with those of our stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

Nature and Purposes of the Restated Plan

The purposes of the Restated Plan are to attract and recruit talented employees, to induce certain individuals to remain in the employ of, or to continue to serve as directors of, or as independent consultants to, our company and our present and future subsidiary corporations, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the company.  Our Board believes that the granting of Awards under the Restated Plan will promote continuity of management, increased incentive and personal interest in our welfare, and aid in securing our growth and financial success.

Duration and Modification

The Restated Plan will terminate on March 23, 2027, ten years from the Restated Plan’s approval by the Board.  No Awards may be granted after that date, although previously granted Awards may continue in accordance with their terms. The Administrator may at any time terminate the Restated Plan or make such modifications to the Restated Plan as it may deem advisable. The Administrator, however, may not, without approval by our stockholders (except pursuant to the evergreen feature) approve any amendment to the Restated Plan to the extent, if any, such approval is required by law (including the Code and applicable stock exchange rules). Neither the Restated Plan nor outstanding Awards may be amended to effect a repricing of Awards without stockholder approval, as described below. The Administrator may not alter the terms of an Award so as to materially and adversely affect an Award holder’s rights under the Award without his or her consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

Repricing Prohibited

The Administrator may not, without the approval of our stockholders, authorize the amendment of the Restated Plan or any outstanding award if such amendment would reduce the exercise price per share of any stock option or SAR or otherwise constitute a repricing and, without the approval of our stockholders, the Administrator shall not approve a repurchase or exchange by us for cash, other awards or other property of stock options or SARs for which the exercise price or base price, as applicable, exceeds the fair market value of a share of our Common Stock as of the date of such repurchase or exchange.

Administration of the Plan

The term “Administrator” as used in this Proxy Statement refers to the person (the Compensation Committee of our Board and its delegates) charged with administering the Incentive Plan. The Restated Plan is administered by the Compensation Committee. The Compensation Committee has the discretion to determine the participants under the Restated Plan, the types, terms and conditions of the Awards, including performance and other earn out and/or vesting contingencies, interpret the Restated Plan’s provisions and administer the Restated Plan in a manner that is consistent with its purpose. To administer the Restated Plan with respect to certain Awards, the Compensation Committee must consist solely of at least two members of our Board, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m), an “outside director” for purposes of Section 162(m). Notwithstanding the foregoing, the full Board will be the “Administrator” for purposes of awards to non-employee directors.

Eligibility and Extent of Participation

Participation in the Restated Plan is limited to those employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to our success and that of affiliated entities and who are selected by the Administrator to receive an Award. As of March 23, 2017, we had 15 employees and five non-employee directors who would be eligible to participate in the Restated Plan had it been in effect on such date. We also have approximately 20 active consultants, none of which have received awards under the 2012 Plan nor are expected to receive Awards under the Restated Plan.

Stock Options

Under the Restated Plan, the Compensation Committee may grant Awards in the form of options to purchase shares of Common Stock.  Stock options give the holder the right to purchase shares of our Common Stock within a specified period of time at a specified price. Two types of stock options may be granted under the Restated Plan: ISOs, which are subject to special tax treatment as described below, and NISOs. Eligibility for ISOs is limited to our employees and employees of our subsidiaries. The initial per share exercise price for an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock.  The initial per share exercise price for a NISO may not be less than 100% of the fair market value of a share of underlying Common Stock on the date of grant. The closing share price per share of our Common Stock on the NASDAQ Stock Market on March 23, 2017 was $2.29.

No option granted pursuant to the Restated Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant.

Restricted and Unrestricted Awards of Common Stock; Stock Units

The Restated Plan also permits the grant of restricted or unrestricted shares of Common Stock, as well as stock units.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met and that the shares remain nontransferable until vested. Subject to these and other conditions that may be imposed by the Administrator, the recipient of an award of restricted stock has all the rights of a stockholder, including the right to vote and to receive dividends. Stock units are awards denominated in shares of Common Stock that provide for the future delivery of the shares or cash measured by the future value of the shares. Stock units may be made subject to vesting and other conditions and restrictions but, unlike awards of restricted stock, do not give the holder the rights of a stockholder until and unless actual shares of Common Stock are delivered in the future.

Dividend Equivalents

The Restated Plan also provides that the Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to our Common Stock subject to an award whether or not the holder of such award is otherwise entitled to share in the actual dividend or distribution in respect of such award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with exemption from, or in compliance with, the requirements of Section 409A. No dividend equivalents may be payable with respect to stock options or SARs. Dividend equivalents granted in respect of awards subject to vesting may not be paid under the Restated Plan unless and until such underlying awards have vested.

Stock Appreciation Rights

The Restated Plan also permits the grant of Awards of SARs, which are grants of the right to receive cash or shares of Common Stock, upon exercise with an aggregate fair market value equal to the value of the SAR.  The value of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date over the base value on the grant date. The minimum base value for SARs is the fair market value of the Common Stock at the time of grant and the maximum term of a SAR is 10 years from the date of grant.

Cash Awards

The Restated Plan may also be used to grant cash-based awards, including performance awards, as described below.

Performance Awards

Awards, including both stock-based and cash-based awards, may be conditioned on the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of awards intended to qualify for the performance-based compensation exception from the deduction limitations of Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any related targets need not be based on an increase, a positive or improved result, or avoidance of loss. To the extent consistent with the requirements of the performance and compensation-based exception to Section 162(m) where applicable, the Administrator may provide that performance criteria or payouts under an Award will be adjusted in an objectively determinable manner to reflect events occurring during the performance period that would affect the performance criteria or payouts. The Administrator will determine whether performance targets or goals chosen for a particular Award have been met.

Other Stock-Based Awards

Under the Restated Plan, the Administrator may grant other types of equity-based awards that are convertible into or otherwise based upon our Common Stock.

Transferability

Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable Awards requiring exercise may be exercised only by the recipient.

Shares Subject to the Restated Plan

A total of 1,423,241 shares of our Common Stock will be reserved under the Restated Plan. The Restated Plan contains an “evergreen” feature, under which the number of shares of Common Stock authorized for issuance and available for future grants under the Restated Plan will be increased each January 1 after the effective date of the Restated Plan (i.e., commencing on January 1, 2018) by a number of shares of Common Stock equal to the lesser of: (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of Common Stock set by our Board.

The aggregate maximum number of shares available under the Restated Plan will be determined, to the extent consistent with the ISO rules, net of shares of Common Stock withheld by the Company in payment of the exercise price of an Award or in satisfaction of tax withholding requirements with respect to the Award and without including any shares of Common Stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by the Company due to failure to vest.

Notwithstanding the foregoing, (a) in no event may more than 7,000,000 shares of Common Stock be delivered upon satisfaction of Awards under the Restated Plan, and (b) the maximum number of shares of Common Stock that may be issued or transferred pursuant to ISOs under the Restated Plan shall be 5,000,000 shares.

To the extent consistent with the rules applicable to ISOs, the NASDAQ rules, and any other applicable legal requirements (including applicable stock exchange requirements, if any), Common Stock issued under awards that are the result of converting, replacing, or adjusting equity awards of an acquired company in connection with the acquisition will not reduce the number of shares available for Awards under the Plan and such shares will not be subject to the per participant limits described above.

Under the Restated Plan, the maximum number of shares of Common Stock subject to awards under the Restated Plan that may be granted to any person in any calendar year will be 1,423,241 shares, and the maximum amount that may be paid to any person in cash during any calendar year with respect to one or more cash-based awards under the Restated Plan is $1,000,000.

All of the foregoing numbers shall be subject to adjustment pursuant to the terms of the Restated Plan in the event of certain corporate events as described below under “Adjustments.”

In addition, under the Restated Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year under the Restated Plan may not exceed $400,000 (increased to $600,000 in the fiscal year of a non-employee director’s initial service as a non-employee director). The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Adjustments

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the Restated Plan and to the maximum individual annual award limit described above, and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change. The Administrator may also make adjustments to take into account distributions to stockholders other than those provided for in the preceding sentence, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Restated Plan and to preserve the value of awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.

Mergers and Similar Transactions

In the event of a consolidation or merger in which we are not the surviving corporation or which results in the acquisition of substantially all of our Common Stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of our assets or our dissolution or liquidation, the Administrator may provide for the assumption or continuation of all or some Awards, the grant of substitute Awards, a cash-out payment for all or some Awards or the acceleration of all or some Awards. Following any such transaction, all Awards that have not been assumed will terminate.

Forfeiture and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of applicable law or stock exchange listing standards, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b−3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

United States Federal Income Tax Consequences

The following discussion summarizes the U.S. federal income tax consequences of the granting and exercise of Awards under the Restated Plan, and the sale of any Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change.  The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Restated Plan, not does it cover state and/or local income tax consequences in the jurisdiction in which a participant works and/or resides.  The tax consequences of Awards issued to participants outside of the U.S. may differ from the U.S. tax consequences. Participants should consult their tax advisors about the potential tax consequences of participating in the Restated Plan.

Incentive Stock Options:

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to us.  For purposes of the alternative minimum tax, however, the spread on the exercise of an ISO will be considered as part of the optionee’s income in the year of exercise of an ISO.

The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must not dispose of such shares within two years after the option is granted or within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. Subject to Section 162(m) of the Code, the Company will generally be entitled to a deduction equal to the amount of such ordinary income. The Company is not entitled to a deduction with respect to any remaining capital gain or loss.

Restricted Stock Awards:

Restricted stock awards are generally subject to ordinary income tax at the time the restrictions (the “risk of forfeiture”) lapse, subject to valid deferral elections made in compliance with Section 409A under the Code, which may allow the awardee to defer the receipt of the underlying shares and thereby defer the recognition of taxable income.  When the risk of forfeiture lapses, he or she will have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income.

The participant may make an election under Section 83(b) of the Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If he or she makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Stock Units:

An award of stock units does not itself result in taxable income. When the participant actually acquires the shares of stock, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income.

Stock Appreciation Rights:

The participant receiving a SAR will not recognize taxable income at the time the SAR is granted nor does taxable income result merely because a SAR becomes exercisable. In general, if a participant exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right he or she will have ordinary income equal to the amount of any cash and the fair market value of any stock received. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income. we will be entitled to a tax deduction equal to the amount of ordinary income the participant is required to recognize as a result.

Dividend Equivalents and Other Stock- or Cash-Based Awards:

A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or other stock- or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Limits on Deductions:

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as “performance-based compensation” if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and SARs, the compensation committee has certified that the performance goals have been met prior to payment.

The Restated Plan is designed to permit our Compensation Committee to grant awards which may qualify as “performance-based compensation” under Section 162(m); however, awards granted under the Restated Plan will only be treated as “performance-based compensation” under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Restated Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

In addition, stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this Proposal No. 5 precludes us or the Administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

New Plan Benefits

As of March 23, 2017, each of our Named Executive Officers and the other groups identified below have been granted the following equity awards under the 2012 Plan that remained outstanding as of such date:

Name and Principal Position(s)	Stock Options (#)	Restricted Stock Units (#)
Richard W. Pascoe, Chief Executive Officer, Secretary & Director	89,000	42,977
Brian T. Dorsey, Senior Vice President, Chief Development Officer	53,000	29,189
Neil Morton, Senior Vice President, Chief Business Officer	52,796	12,449
Barbara Troupin, M.D., Former Senior Vice President and Chief Medical Officer	—	—
All current executive officers as a group (3 persons)	194,796	84,615
All current non-executive directors as a group (5 persons) (1)	53,700	—
All employees, including all current officers who are not executive officers, as a group (12 persons)	39,049	30,500

(1)
We expect to continue to make automatic equity awards under the Restated Plan to our non-employee directors pursuant to our non-employee director compensation policy, as described below under “Executive Compensation-Director Compensation”.

All other future grants under the 2012 Plan and the Restated Plan are within the discretion of our Board or the Compensation Committee and the benefits of such grants are, therefore, not determinable.
Required Vote and Recommendation of Board of Directors
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of share voted “against” the proposal). Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2012 STOCK LONG TERM INCENTIVE PLAN.

BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE
Meetings of the Board
During fiscal 2016, the Board met twenty times. Each director attended at least 80% of the meetings of the Board and of the meetings of the committees of the Board on which they served during the periods that they served. Although we expect directors to attend each annual meeting of stockholders, we have no formal policy requiring attendance by directors at annual stockholder meetings. All of the members of the Board serving at the time of our 2016 annual meeting of stockholders, except for Kleanthis G. Xanthopoulos, Ph.D. and Wendell Wierenga, Ph.D., attended the 2016 annual meeting of stockholders, in person or by telephone.
Committees of the Board
There are currently three active committees of the Board: the Audit Committee, the Corporate Governance/Nominating Committee and the Compensation Committee. Below are descriptions of our three active Board committees.
The Audit Committee regularly meets with our financial and accounting management and independent auditors and is responsible for the selection and engagement of the Company’s independent auditors. Additionally, the Audit Committee reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website at www.apricusbio.com. The Audit Committee met four times in fiscal 2016, and as of the Record Date, consisted of, Paul V. Maier (Chair), Rusty Ray and Kleanthis G. Xanthopoulos, Ph.D., none of whom was an employee of the Company and each of whom met the applicable independence standards promulgated by the NASDAQ Marketplace and those of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.
The Corporate Governance/Nominating Committee makes recommendations to the Board regarding the election of directors, as well as providing guidance and oversight on matters relating to corporate governance. The Corporate Governance/Nominating Committee met two times in fiscal 2016, and as of the Record Date, consisted of Rusty Ray (Chair), Paul V. Maier and Wendell Wierenga, Ph.D., none of whom was an employee of the Company and each of whom met the independence requirements of the NASDAQ Marketplace. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.apricusbio.com. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director, and as of the Record Date we have not received any nominees for director from any stockholder or stockholder group for the Annual Meeting in accordance with the nominating procedures set forth in our Bylaws and the charter for our Corporate Governance/Nominating Committee.
The Compensation Committee determines compensation levels for our executive officers, implements incentive programs for officers, directors and consultants, and administers our equity compensation plans. The Compensation Committee met five times in fiscal 2016. As of the Record Date, the Compensation Committee consisted of Sandford D. Smith (Chair), Wendell Wierenga, Ph.D. and Kleanthis G. Xanthopoulos, Ph.D., none of whom was an employee of the Company and each of whom met the independence requirements of the NASDAQ Marketplace. The Compensation Committee acts under a written charter, a copy of which is posted on the Company’s website at www.apricusbio.com. The Company’s independent compensation consultants as well as executive officers and management play important roles in making recommendations and formulating compensation plans for our employees, including the Named Executive Officers. The Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s various compensation plans, including the selection of participants, the determination of award levels and the approval of award documents to our non-officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s Named Executive Officers. Compensation recommendations and performance assessments of Named Executive Officers from the Company’s Chief Executive Officer are considered by the Compensation Committee in determining the total compensation packages for Named Executive Officers (excluding the Chief Executive Officer). The Chief Executive Officer is not present for any discussions relating to his compensation.

Director Nominations and Stockholder Communications
Our Corporate Governance/Nominating Committee considers candidates for the Board submitted in writing to the Chair of the committee. Candidates may be submitted by our executive officers, current directors, search firms engaged by the Committee, and subject to the conditions described below, by a stockholder. Information with respect to any proposed candidate shall be provided in writing to the Chair of the Corporate Governance/Nominating Committee at Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California 92130. A nominating stockholder shall provide evidence that he, she or it is a stockholder (including information relating to all shares deemed beneficially held by the nominating stockholder) and shall provide the name of the Board candidate(s), and such other information with respect to the nominee required under the rules and regulations of the SEC to be included in our proxy statement if such proposed candidate were to be included therein. In addition, the stockholder shall include a statement that the proposed candidate has no direct or indirect business conflict of interest with the Company, and otherwise meets our standards set forth below.
There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon a number of factors, including but not limited to independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Committee does not alter its evaluation practices with regards to potential Board candidates recommended by a stockholder.
Any other stockholder communications intended for our management or the Board shall be submitted in writing to the Chair of the Corporate Governance/Nominating Committee (at the Company’s address provided in this proxy statement) who shall determine whether to forward the communication, in his or her discretion and considering the identity of the submitting stockholder and the materiality and appropriateness of the communication.
Director Independence
Our Board has determined that each of Drs. Xanthopoulos and Wierenga, and Messrs. Ray, Maier and Smith met the definitions of independence under the NASDAQ Marketplace Rules and Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, all of our directors, other than our Chief Executive Officer, Mr. Pascoe, are deemed to be independent.
Code of Ethics
We have adopted a Code of Ethics that applies to our Chief Executive Officer and to all of our other officers, directors and employees. The Code of Ethics, as amended and restated, is available on the Corporate Governance section of the Investors page on our website at www.apricusbio.com. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.
Board’s Role in Risk Oversight
Our Bylaws and corporate governance guidelines do not require that our Chairman of the Board and Chief Executive Officer positions be separate. Nevertheless, the position of Chairman of the Board and Chief Executive Officer are separate positions. Mr. Pascoe is our current Chief Executive Officer and Dr. Xanthopoulos is our current Chairman of the Board. The Board believes that this governance structure provides a necessary degree of independence between the Board and management.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of the risks we face, while our Board as a whole and through its committees, is responsible for the oversight of risk management. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
Board oversight is conducted primarily through committees of the Board, including the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee. However, the full Board has retained responsibility for general risk oversight. Our Board satisfies this responsibility, in part, through reports by each committee chair regarding the committee’s considerations and actions. The Board also has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from the officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the Compensation Committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Compensation Committee. None of our officers served as a director of another entity whose executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.
EXECUTIVE OFFICERS
As of the date of this proxy, our current executive officers and their respective ages and positions are set forth in the following table.

Name	Age	Position
Richard W. Pascoe	53	Chief Executive Officer, Secretary and Director
Brian T. Dorsey	48	Senior Vice President, Chief Development Officer
Neil Morton	41	Senior Vice President, Chief Business Officer
Richard W. Pascoe is our Chief Executive Officer, Secretary and a member of the Board. See “Election of Class II Directors - Class II Directors Continuing in Officer until 2018” above for a discussion of Mr. Pascoe’s business experience.
Brian T. Dorsey has been our Senior Vice President, Chief Development Officer since December 2014. Mr. Dorsey has served in the pharmaceutical and biotechnology industries for over 20 years where he has provided high-level drug development, regulatory and QC/QA leadership of pharmaceutical candidates from early development to FDA approval. He has held various senior management roles with pharmaceutical companies, most recently at Pernix Therapeutics as Senior Vice President Pharmaceutical Development from April 2013 to September 2014. Mr. Dorsey held managerial positions of increasing responsibility at Somaxon Pharmaceuticals from 2005 to 2013, and before that at Baxter Bioscience and Pfizer Global Research and Development. Mr. Dorsey received his Master of Science in Executive Leadership and his B.A. in Chemistry from the University of San Diego.
Neil Morton has been our Senior Vice President, Chief Business Officer since April 2016. From March 2014 through March 2016, Mr. Morton served as our Vice President, Business Development. Mr. Morton brings to the Company a successful track record in business development in specialty pharmaceuticals, most recently serving as the Executive Director of Business Development at Auxilium Pharmaceuticals Inc. from July 2009 to March 2014, where he successfully led their efforts to build a pipeline of men’s health products. Prior to Auxilium Pharmaceuticals, he served in business development and marketing roles at King Pharmaceuticals from July 2002 to April 2009, attaining the position of Senior Director, Commercial Development. Mr. Morton received his M.B.A. degree from the Babcock Graduate School of Management at Wake Forest University and his B.A. degree in biology from Bucknell University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation paid by us during the years ended December 31, 2016 and 2015 to (1) our principal executive officer during fiscal year 2016, (2) the other two most highly paid executive officers who were serving as executive officers as of December 31, 2016, and (3) an additional executive who served for part of fiscal 2016 (collectively our “Named Executive Officers”):

Name and Position	Year	Salary	Stock Awards (5)	Option Awards (6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation	Total
Richard W. Pascoe, Chief Executive Officer, Secretary and Director (1)	2016	$487,396	$179,555	$383,891	$—	$12,836	$1,063,678
	2015	$473,200	$—	$342,413	$88,555	$13,124	$917,292
Brian T. Dorsey, Senior Vice President, Chief Development Officer (2)	2016	$319,300	$95,250	$153,559	$—	$12,588	$580,697
	2015	$310,000	$—	$—	$46,500	$12,938	$369,438
Neil Morton, Senior Vice President, Chief Business Officer (3)	2016	$275,000	$46,691	$130,180	$—	$11,806	$463,677
	2015	$242,050	$—	$68,483	$27,191	$108,369	$446,093
Barbara Troupin, former Senior Vice President, Chief Medical Officer (4)	2016	$194,382	$48,750	$—	$—	$444,651	$687,783
	2015	$325,000	$—	$—	$48,750	$62,938	$436,688

(1)	Mr. Pascoe’s all other compensation in 2016 includes $10,600 for the Company’s matching and profit sharing contribution to the 401(k) plan and $2,236 in life insurance premiums.

(2)	Mr. Dorsey’s all other compensation in 2016 includes $10,600 for the Company’s matching and profit sharing contribution to the 401(k) plan and $1,988 in life insurance premiums.

(3)	Mr. Morton’s all other compensation in 2016 includes $10,600 for the Company’s matching and profit sharing contribution to the 401(k) plan and $1,206 in life insurance premiums.

(4)
In light of the Company’s decision to deprioritize its pipeline assets, Dr. Troupin and the Company entered into an employment transition agreement on April 13, 2016, pursuant to which Dr. Troupin’s employment with the Company terminated effective May 31, 2016.  Dr. Troupin’s salary amount includes $21,799 in accrued and unused vacation pay provided to Dr. Troupin upon her termination of employment. Her all other compensation in 2016 includes severance payments of $432,225, $264,875 of which was accrued by the Company in 2016 but is not payable until the first quarter of 2018. Her all other compensation in 2016 also includes the following: (1) $5,445 for COBRA reimbursement payments, (2) $6,536 for the Company’s matching and profit sharing contribution to the 401(k) plan, and (3) $445 in life insurance premiums.

(5)
Represents the dollar amount of the aggregate grant date fair value of stock awards, computed in accordance with FASB ASC Topic 718. For information relating to our assumptions made in valuing the stock awards granted to our named executive officers in 2016, see note 8 to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

A portion of the stock awards shown in the 2016 column of the table above relate to RSUs that were granted in satisfaction of one-half of the executives’ 2015 bonus awards. The RSUs were granted on March 15, 2016 under the Company’s 2012 Stock Long Term Incentive Plan but did not vest until February 15, 2017. The number of RSUs issued to each executive was determined by dividing the portion of the annual bonus to be paid in the form of RSUs (Mr. Pascoe: $88,555; Mr. Dorsey: $46,500; Mr. Morton $27,191; and Dr. Troupin: $48,750) by the closing price of the Company’s Common stock on the date of grant ($1.11).
With respect to the performance-based RSUs granted to Mr. Pascoe, Mr. Dorsey and Mr. Morton during 2016, the amounts in these columns include the grant-date fair value of such stock awards based upon the probable outcome of such conditions, all of which were not deemed probable. The full grant date fair value of these stock awards assuming full achievement of the performance conditions to which certain stock awards are subject, is as follows: Mr. Pascoe, $91,000; Mr. Dorsey, $48,750; and Mr. Morton, $19,500.

(6)
Represents the grant-date fair value of stock option awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of valuation assumptions for stock-based compensation, see note 8 to our audited consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2016. These figures do not reflect the amortized compensation expense or value received by the officer in the year indicated or that may be received by the officer with respect to such equity awards. With respect to the performance-based options granted to Mr. Pascoe, Mr. Dorsey and Mr. Morton during 2015, the amounts in these columns include the grant-date fair value of such stock option awards based upon the probable outcome of such conditions, of which none were deemed probable. The full grant date fair value of such performance-based stock options granted during 2015, assuming full achievement of the performance conditions to which such stock options are subject, is as follows: Mr. Pascoe, $137,550; Mr. Dorsey, $45,850; and Mr. Morton, $27,492.

(7)
There were no bonuses paid to the named executive officers during 2017 for 2016 performance. For 2015, at the discretion of the Company’s Compensation Committee, RSUs were granted in satisfaction of one-half to the executives’ 2015 bonus awards, which were granted on March 15, 2016 under the Company’s 2012 Stock Long Term Incentive Plan and included as part of compensation for 2016 above (see note 5 above).

Narrative Disclosure to Summary Compensation Table

Reverse Stock Split

On October 21, 2016, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company (i) decreased the number of authorized shares of Common Stock by a ratio equal to one-for-ten (1:10), and (ii) correspondingly and proportionately decreased, by a ratio equal to the Reverse Split Ratio, the number of issued and outstanding shares of Common Stock (the “Reverse Stock Split”).

On the effective date of the Reverse Stock Split, the total number of shares of Common Stock held by each stockholder of the Company was automatically converted into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the effective date, divided by (ii) ten (10), with such resulting number of shares rounded up to the nearest whole share. Further, on the effective date of the Reverse Stock Split, all outstanding options, warrants or other rights convertible into or exercisable for shares of Common Stock were adjusted in accordance with their terms and pursuant to the exchange ratio of the Reverse Stock Split.

The Reverse Stock Split was applied retroactively to adjust the number and per share amounts of common stock shares, options, restricted stock units and warrants for the Company’s common stock.
Base Salary
No bonuses were paid in 2017 for the fiscal year ended December 31, 2016.
In general, base salaries for our Named Executive Officers are approved by the Compensation Committee and are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary and market pay levels. Base salaries of our Named Executive Officers are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of the Named Executive Officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.
In March 2016, the Compensation Committee approved base salary increases for Messrs. Pascoe and Dorsey of each 3% to the levels shown in the table above. Mr. Morton received an increase of 14% to his base salary during 2016 over his 2015 base salary as a result of his promotion to Senior Vice President and Chief Business Officer in April 2016.
Our executive officers did not receive base salary increases in 2017.
Annual Cash Incentive
The Company also provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall Company performance in a given year. Corporate goals are established by the Compensation Committee with input from senior management and approved by the full Board. The target annual cash bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance and for 2016 were as follows: Mr. Pascoe, 50% of base salary; Mr. Dorsey, 40% of base salary; and Mr. Morton, 40% of base salary.
The Compensation Committee considers the Company’s overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for each executive officer is based 100% on overall Company performance. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts.

The evaluation of Company performance for 2016 bonus purposes was based on the achievement, or failure to achieve, a set of weighted performance goals. The Company’s 2016 performance goals were (1) advancement of one pipeline asset into a Phase 2b or later clinical trial (weighted at 25%), (2) re-submission of the Vitaros U.S. NDA (weighted at 25%), (3) raising an excess of $30 million (weighted at 25%), (4) generate an excess of $8 million in total Vitaros revenues (10% weighting) and (5) consolidation of certain Vitaros partnerships (weighed at 15%).
For fiscal year 2016, the Compensation Committee determined that the Company had not achieved the performance goals and no bonuses were awarded.
Equity Compensation
The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of our stockholders. As part of our pay-for-performance philosophy, the Company’s compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our executive officers.
Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. For 2016, while our Compensation Committee reviewed competitive market data prepared by Radford in connection with its grant of long-term equity incentive awards to the Named Executive Officers, such awards were not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
To reward and retain our Named Executive Officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.
We use stock options to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of options are typically approved by the Compensation committee during the first quarter of each year. While we intend that the majority of stock option awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to make stock option awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee.
The exercise price of each stock option grant is the fair market value of our Common Stock on the grant date. Time-based stock option awards granted to our Named Executive Officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate. We do not have any stock ownership requirements for our Named Executive Officers.
2016 Awards Granted- Time-Based Stock Options and Restricted Stock Units
In March 2016, the Compensation Committee awarded annual stock option awards to our Named Executive Officers based on its review of the foregoing factors and comparable company information. These awards are described in detail in the “Outstanding Equity Awards as of December 31, 2016 Table” below. In addition, in April 2016, in connection with his promotion to Senior Vice President and Chief Business Officer, we granted Mr. Morton an additional award of 16,500 stock options. The stock options are subject to time-based vesting are subject to our standard four-year vesting schedule described above.
Also in March 2016, the Compensation Committee granted time-based restricted stock units to our Named Executive Officers in satisfaction of one-half of the executives’ 2015 bonus awards as described in the footnotes to the “Summary Compensation Table” above, as follows: Mr. Pascoe, 79,778 restricted stock units; Mr. Dorsey, 41,891 restricted stock units; Mr. Morton, 24,496 restricted stock units; and Dr. Troupin, 43,918 restricted stock units. These time-based restricted stock units vested on February 15, 2017, subject to the executive’s continued employment or service through the vesting date.
Each of our current Named Executive Officers also received an additional award of restricted stock units in April 2016 (with respect to Mr. Pascoe) or in May 2016 (with respect to Messrs. Dorsey and Morton. Each restricted stock unit will vest as follows: 50% of the restricted stock units will vest upon our receipt of marketing approval of Vitaros in the United States by the Food and Drug Administration on or before December 31, 2018, and 50% of the restricted stock units will vest on January 1, 2018, in each case subject to the executive’s continuous employment or service with us through the vesting date. In addition, all of these restricted stock units will vest in the event of a “covered transaction” (as defined in the 2012 Plan).
Employee Benefit Program
Executive officers, including the Named Executive Officers, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which eligible employees can begin to participate immediately upon employment. The 401(k) Plan elective deferrals and employer contributions are subject to compensation limitations and annual maximum contribution limits as governed by Internal Revenue Service. Employees are eligible to defer up to 100% of compensation and the Company makes safe harbor matching contributions of 100% match of first 3% of compensation contributed, then 50% match of next 2% of compensation contributed.
Outstanding Equity Awards as of December 31, 2016
The following table shows information regarding our outstanding equity awards as of December 31, 2016 for the Named Executive Officers:

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non-Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#) (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Richard W. Pascoe	84,375	5,625	—		$25.10	3/18/2023	25,477	$33,120	17,500	$22,750
	14,375	15,625	—		$14.30	1/29/2025
	—	—	4,500	(3)	$14.30	1/29/2025
	—	—	4,500	(4)	$14.30	1/29/2025
	—	50,000	—		$11.10	3/15/2026
Brian T. Dorsey	15,000	15,000	—		$11.30	12/1/2024	16,689	$21,696	12,500	$16,250
	—	—	1,500	(3)	$14.30	1/29/2025
	—	—	1,500	(4)	$14.30	1/29/2025
		20,000	—		$11.10	3/15/2026
Neil Morton	8,249	3,750	—		$23.20	3/20/2024	7,450	$9,685	5,000	$6,500
	7,500	500	—	(2)	$23.20	3/20/2024
	2,874	3,126			$14.30	1/29/2015
	—	—	899	(3)	$14.30	1/29/2025
	—	—	899	(4)	$14.30	1/29/2025
	—	8,499			$11.10	3/15/2026
		16,500			$5.70	4/1/2026

(1)
Except as otherwise noted, all stock options have a term of ten years from the date of grant and vest over four years, with 25% of the shares subject to the options vesting on the first anniversary of the date of grant and the remainder vesting in 36 monthly tranches thereafter. For a description of the accelerated vesting provisions applicable to the stock options granted to the Named Executive Officer, see “Payments Upon Termination or Change in Control” above.

(2)
Pipeline Build. Represents performance-based stock options that vest based on the Company’s initiation of one or more Phase II or later clinical trials of assets approved by the Board (each, a “Qualifying Trial”) on or before December 31, 2015, as follows: (1) 25% of the underlying shares will vest upon the First Vesting Date (e.g., the enrollment of the first patient in the first Qualifying Trial) and 1/96th of the total number of shares subject to the option will vest monthly thereafter over a 24-month period so that the option will be vested and exercisable with respect to 50% of the total number of shares of stock underlying the stock option on the second anniversary of the First Vesting Date, provided that the executive does not have a termination of employment prior to any such vesting date, and (2) 25% of the underlying shares will vest upon the Second Vesting Date (e.g., the enrollment of the first patient in the second Qualifying Trial), and 1/96th of the total number of shares subject to the option will vest monthly thereafter over a 24-month period so that the option will be vested and exercisable with respect to 100% of the total number of shares of stock underlying the stock option on the second anniversary of the Second Vesting Date, provided that the executive does not have a termination of employment prior to any such vesting date. Notwithstanding the foregoing, 100% of the shares subject to the option will accelerate and vest in full immediately prior to the occurrence of a change in control. In December 2014, the Compensation Committee determined that the “First Vesting Date” for the foregoing options had occurred as a result of the randomization and first dosing of the first RayVa Phase 2a patient in December 2014. As a result, a portion of the stock option award vested and a portion became subject solely to time-based vesting, as described above, on such date. In May 2015, the Compensation Committee determined that the “Second Vesting Date” for the foregoing options had occurred as a result of the randomization and first dosing of the first fispemifene patient in May 2015. As a result, a portion of the stock option award vested and a portion became subject solely to time-based vesting, as described above, on such date.

(3)
LPO in Phase 3 Program. Represents performance-based stock options that vest if the last patient out in a Phase 3 development program occurs on or before December 31, 2017. In the event such performance objective is achieved, the option shall vest 100% of the underlying shares on December 31, 2017. Notwithstanding the foregoing, 100% of the shares subject to the option will accelerate and vest in full immediately prior to the occurrence of a change in control.

(4)
RayVa NDA. Represents performance-based stock options that vest if the Company is able to file an NDA for RayVa on or before December 31, 2017. In the event such performance objective is achieved, the option shall vest 100% of the underlying shares on December 31, 2017. Notwithstanding the foregoing, 100% of the shares subject to the option will accelerate and vest in full immediately prior to the occurrence of a change in control.

(5)
Includes time-based restricted stock units granted in March 2016 to our Named Executive Officers in satisfaction of one-half of the executives’ 2015 bonus awards as described in the footnotes to the “Summary Compensation Table” above, as follows: Mr. Pascoe, 7,977 restricted stock units; Mr. Dorsey, 4,189 restricted stock units; and Mr. Morton, 2,449 restricted stock units. These time-based restricted stock units vested on February 15, 2017.

Also includes restricted stock units granted in April 2016 (with respect to Mr. Pascoe) or in May 2016 (with respect to Messrs. Dorsey and Morton) that will vest on January 1, 2018, subject to the executive’s continuous employment or service with us through the vesting date, as follows: Mr. Pascoe, 17,500 restricted stock units; Mr. Dorsey, 12,500 restricted stock units; and Mr. Morton, 5,000 restricted stock units. In addition, all of these restricted stock units will vest in the event of a “covered transaction” (as defined in the 2012 Plan).

(6)	Computed by multiplying the number of shares underlying each RSU by $1.30, the closing market price of the Company’s Common stock on December 30, 2016, the last trading day of 2016.

(7)
Represents performance-based restricted stock units granted in April 2016 (with respect to Mr. Pascoe) and May 2016 (with respect to Messrs. Dorsey and Morton that will vest upon our receipt of marketing approval of Vitaros in the United States by the Food and Drug Administration on or before December 31, 2018, subject to the executive’s continuous employment or service with us through the vesting date, as follows: Mr. Pascoe, 17,500 restricted stock units; Mr. Dorsey, 12,500 restricted stock units; and Mr. Morton, 5,000 restricted stock units. In addition, all of these restricted stock units will vest in the event of a “covered transaction” (as defined in the 2012 Plan).

Payments Upon Termination or Change In Control
We have entered into employment agreements with each of the Named Executive Officers. These agreements set forth the individual’s base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although our agreements with our Named Executive Officers provide that they would be eligible for severance benefits in certain circumstances following a termination of employment without cause. Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain qualified executives. The severance benefits upon termination or change in control for our Named Executive Officers who were employed by the Company on December 31, 2016 are described in the “Potential Payments Upon Termination or Change in Control” table.

Richard W. Pascoe
On March 18, 2013, we entered into an employment agreement with Richard W. Pascoe when he became the Chief Executive Officer of the Company. Subsequently, on December 20, 2016, we entered into an amended and restated employment agreement with Mr. Pascoe, which superseded and replaced the initial employment agreement.
The amended and restated agreement provides that if Mr. Pascoe’s employment ends due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any accrued but unpaid bonus for the calendar year preceding his termination (with any bonus for a partial year of employment annualized for such purpose), to the extent that the criteria for the bonus has been met, plus his target bonus for the year in which the date of his involuntary termination occurs, full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law) for 12 months.
If Mr. Pascoe’s employment is terminated in connection with his death or a permanent disability, Mr. Pascoe or his estate is entitled to a pro rata bonus for the calendar year in which such termination occurs, equal to the bonus he would have received, to the extent all criteria for such a bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), for the calendar year of termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365. Such pro-rata bonus shall be paid at the same time as the bonus would have been paid had Mr. Pascoe remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year for which the bonus is payable. Mr. Pascoe is also entitled to receive any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus shall be paid at the same time as the bonus would have been paid had he remained employed by the Company through the date of payment. Additionally, all of his outstanding but unvested equity awards shall vest immediately and the expiration date for all such equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Pascoe suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination he will also be entitled to severance benefits. These include (i) the Company shall pay to Mr. Pascoe in one lump sum an amount equal to the greater of (A) 18 months of the salary that he was receiving immediately prior to the termination or (B) 18 months of the salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to Mr. Pascoe in one lump sum (A) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of his target bonus for the year in which the date of his involuntary termination occurs; (iii) full acceleration of the vesting of all equity awards held by Mr. Pascoe at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law. In addition, Mr. Pascoe’s outstanding performance-based stock options as well as the unvested portion of restricted stock units granted in March 2016, April 2016 and January 2017 will vest in the event of a “covered transaction” (as defined in the 2012 Plan).
If he is terminated for cause at any time or resigns under circumstances that do not constitute an involuntary termination, then Mr. Pascoe shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting. He will receive payment for all salary accrued as of the date of termination of employment.
Brian T. Dorsey
On December 1, 2014, we entered into an employment agreement with Brian T. Dorsey. Subsequently, on December 20, 2016, we entered into an amended and restated employment agreement with Mr. Dorsey, which superseded and replaced the initial employment agreement.
The amended and restated agreement provides that if Mr. Dorsey’s employment ends due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any accrued but unpaid bonus for the calendar year preceding his termination (with any bonus for a partial year of employment annualized for such purpose), to the extent that the criteria for the bonus has been met, plus his target bonus for the year in which the date of his involuntary termination occurs, full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under COBRA or other applicable law) for 12 months.
If Mr. Dorsey’s employment is terminated in connection with his death or a permanent disability, Mr. Dorsey or his estate is entitled to a pro rata target bonus for the calendar year in which such termination occurs. Mr. Dorsey is also entitled to receive any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus amounts shall be paid in cash in a lump sum following the effectiveness of a general release of claims (or, in the event of his death, within five days following the date of death). Additionally, all of his outstanding but unvested equity awards shall vest immediately and the expiration date for all such equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Dorsey suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination he will also be entitled to severance benefits. These include (i) the Company shall pay to Mr. Dorsey in one lump sum an amount equal to the greater of (A) 18 months of the salary that he was receiving immediately prior to the termination or (B) 18 months of the salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to Mr. Dorsey in one lump sum (A) any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of his target bonus for the year in which the date of his involuntary termination occurs; (iii) full acceleration of the vesting of all equity awards held by Mr. Dorsey at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law. In addition, Mr. Dorsey’s outstanding performance-based stock options as well as the unvested portion of restricted stock units granted in March 2016, May 2016 and January 2017 will vest in the event of a “covered transaction” (as defined in the 2012 Plan).
If he is terminated for cause at any time or if he voluntarily resigns under circumstances that do not constitute an involuntary termination, then Mr. Dorsey shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He will receive payment for all salary accrued as of the date of termination of employment.
Neil Morton
On March 20, 2014, we entered into an employment agreement with Neil Morton, which was later amended and restated on April 25, 2016. Subsequently, on December 20, 2016, we entered into a second amended and restated employment agreement with Mr. Morton, which superseded and replaced the first amended and restated employment agreement.
The second amended and restated agreement provides that if Mr. Morton’s employment ends due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any accrued but unpaid bonus for the calendar year preceding his termination (with any bonus for a partial year of employment annualized for such purpose), to the extent that the criteria for the bonus has been met, plus his target bonus for the year in which the date of his involuntary termination occurs, full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under COBRA or other applicable law) for 12 months.
If Mr. Morton’s employment is terminated in connection with his death or a permanent disability, Mr. Morton or his estate is entitled to a pro rata target bonus for the calendar year in which such termination occurs. Mr. Morton is also entitled to receive any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus amounts shall be paid in cash in a lump sum following the effectiveness of a general release of claims (or, in the event of his death, within five days following the date of death). Additionally, all of his outstanding but unvested equity awards shall vest immediately and the expiration date for all such equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Morton suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination he will also be entitled to severance benefits. These include (i) the Company shall pay to Mr. Morton in one lump sum an amount equal to the greater of (A) 18 months of the salary that he was receiving immediately prior to the termination or (B) 18 months of the salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to Mr. Morton in one lump sum (A) any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of his target bonus for the year in which the date of his involuntary termination occurs; (iii) full acceleration of the vesting of all equity awards held by Mr. Morton at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law. In addition, Mr. Morton’s outstanding performance-based stock options as well as the unvested portion of restricted stock units granted in March 2016, May 2016 and January 2017 will vest in the event of a “covered transaction” (as defined in the 2012 Plan).
If he is terminated for cause at any time or if he voluntarily resigns under circumstances that do not constitute an involuntary termination, then Mr. Morton shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He will receive payment for all salary accrued as of the date of termination of employment.
Barbara Troupin, M.D., M.B.A.
On December 12, 2014, we entered into an employment agreement with Barbara Troupin, M.D. On April 13, 2016, we entered into an employment transition agreement with Dr. Troupin that superseded her employment agreement. The employment agreement provided that if Dr. Troupin’s employment ended due to an involuntary termination, as such term is defined in her employment agreement, she would have received, in a lump sum payment, 12 months of her annual base salary in effect on the date of termination, any unpaid bonus for the calendar year preceding her termination, to the extent that the criteria for the bonus had been met, the average of any bonus paid during each of the three most recent fiscal years prior to termination (with any bonus for a partial year of employment annualized for such purpose), full acceleration and vesting of her unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to her immediately prior to the termination (as provided under COBRA or other applicable law) for 12 months.
The employment agreement provided that if Dr. Troupin’s employment was terminated in connection with her death or a permanent disability, Dr. Troupin or her estate would have been entitled to a pro rata target bonus for the calendar year in which such termination occurs. Dr. Troupin would also have been entitled to receive any accrued but unpaid bonus for the calendar year preceding her termination, to the extent that all criteria for such bonus had been met (with the exception of the requirement that she be employed on the date the bonus is to be paid). Such bonus amounts would have been paid in cash in a lump sum following the effectiveness of a general release of claims (or, in the event of her death, within five days following the date of death). Additionally, all of her outstanding but unvested equity awards would have vested immediately and the expiration date for all such equity awards would have been extended so that they expired one year after termination due to death or permanent disability.
Under the employment agreement, in the event that Dr. Troupin suffered an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of her termination she would have also been entitled to severance benefits. These include (i) the Company would have paid to Dr. Troupin in one lump sum an amount equal to the greater of (A) 12 months of the salary that she was receiving immediately prior to the termination or (B) 12 months of the salary that she was receiving immediately prior to the change of control; (ii) the Company would have paid to Dr. Troupin in one lump sum (A) any unpaid bonus for the calendar year preceding her termination, to the extent that all criteria for such bonus had been met (with the exception of the requirement that she be employed on the date the bonus is to be paid), plus (B) 100% of the average bonus paid by the Company to her for services during each of the three most recent fiscal years (or such shorter period of time during which she was eligible for a bonus) prior to the date of the termination; (iii) full acceleration of the vesting of all equity awards held by Dr. Troupin at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to her immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 12 months following the termination or the date upon which she is no longer eligible for such COBRA or other benefits under applicable law. In addition, the performance-based stock options granted to Dr. Troupin in February 2015 and April 2016 and the restricted stock units granted in April 2016 would have vested in the event of a “covered transaction” (as defined in the 2012 Plan).
Under the employment agreement, if she was terminated for cause at any time or voluntarily resigns under circumstances that do not constitute an involuntary termination, then Dr. Troupin would not have been entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting. She would have received payment for all salary accrued as of the date of termination of employment.
Pursuant to the employment transition agreement, which superseded the employment agreement, Dr. Troupin’s employment with the Company terminated effective as of May 31, 2016. Pursuant to the employment transition agreement, following her termination of employment and subject to her execution of a general release of claims, Dr. Troupin became entitled to receive certain severance benefits, including (i) a cash severance payment in the amount of $167,375, which was paid in a lump sum in June 2016; (ii) a cash severance payment in the amount of $264,875, which shall be paid in a lump sum on or before December 31, 2017, subject to acceleration under certain circumstances; (iii) full acceleration of all of her outstanding equity awards; and (iv) six months of continued health benefits at Company expense.
DIRECTOR COMPENSATION
We have adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation.

Prior to February 2016, each non-employee director was entitled to receive an annual cash retainer of $40,000, with additional annual cash retainers for the chairs of our various Board committees in the following amounts: $15,000 for the chair of the Audit Committee, $12,000 for the chair of the Compensation Committee and $8,000 for the chair of the Corporate Governance/Nominating Committee. Additionally, non-chair members of these committees will receive additional annual cash retainers in the following amounts: $7,000 for members of the Audit Committee, $5,000 for members of the Compensation Committee and $3,000 for members of the Corporate Governance/Nominating Committee. The Chairman of the Board was also entitled to receive an additional annual cash retainer of $40,000 per year, payable in cash.
In February 2016, our Board approved an amendment to the equity component of our non-employee director compensation policy. Prior to such date, any non-employee director who was first elected to the Board was granted an option to purchase 50,000 shares of our Common Stock on the date of his or her initial election to the Board and thereafter on the first trading day of each calendar year, each non-employee director was eligible to receive an option to purchase 25,000 shares of Common Stock (or, in the case of our Chairman of the Board, an option to purchase 50,000 shares of Common stock). Pursuant to the amendment in February 2016, any non-employee director who is first elected to the Board will be granted an option to purchase 60,000 shares of our Common stock on the date of his or her initial election to the Board and the annual option grant was increased to 35,000 options (the annual grant in the case of our Chairman of the Board was unchanged and was also an option to purchase 50,000 shares of Common Stock prior to the amendment). Initial awards vest over three years in 36 equal monthly installments. Annual awards vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our Board on those dates. All initial and annual awards to our non-employee directors will vest in full in the event of a change in control.
On April 5, 2016, our Board approved an amendment to the cash component of our non-employee director compensation policy. Prior to such date, the annual retainers were payable in cash. Pursuant to the amendment, the annual retainers shall be paid by the Company in quarterly installments as follows: (x) seventy-five percent (75%) of the retainer payable to a non-employee director for a calendar quarter shall be paid in cash within fifteen days following the end of such calendar quarter; and (y) twenty-five percent (25%) of the retainer payable to a non-employee director for a calendar quarter shall be paid in the form of fully vested shares of the Company’s Common Stock granted automatically on the last day of such calendar quarter pursuant to the Company’s 2012 Stock Long Term Incentive Plan (the “2012 Plan”), with the number of shares of the Company’s Common Stock to be issued calculated by dividing the amount payable to such non-employee director divided by the closing price per share of the Company’s Common Stock on the last day of the calendar quarter to which such payment relates.
On December 20, 2016, our Board approved a further amendment to the director compensation policy. Prior to such date, the annual retainers were payable partially in cash and partially in shares of the Company’s Common Stock as described above. Pursuant to the amendment, the annual retainers were again payable in cash. In addition, the annual equity grant, which prior to the amendment consisted of an option to purchase 35,000 shares of Common Stock (or an option to purchase 50,000 shares of Common Stock in the case of our Chairman) became a grant of 11,250 restricted stock units (or, in the case of our Chairman, 15,000 restricted stock units). Such restricted stock units vest upon the first anniversary of the grant date, subject to the director’s continuing service on our Board on such date.
Non-Employee Director Compensation for 2016
Below is a summary of the non-employee director compensation earned in fiscal 2016:

Name	Cash Compensation (1)	Option Grants (2)	Stock Awards (1)	Total
Kleanthis G. Xanthopoulos, Ph.D.	$85,984	$29,657	$—	$115,641
Rusty Ray	$54,987	$14,829	$—	$69,816
Paul V. Maier	$57,989	$14,829	$—	$72,818
Wendell Wierenga, Ph.D.	$46,492	$14,829	$—	$61,321
Sandford D. Smith	$48,490	$14,829	$—	$63,319
Deirdre Y. Gillespie, M.D. (3)	$31,000	$14,829	$—	$45,829

(1)
Includes the value of the annual retainers payable to our non-employee directors, a portion of which were paid in the form of fully vested shares of our Common Stock as follows: Dr. Xanthopoulos, $16,484, paid in the form of 4,000 shares of our Common Stock; Mr. Ray, $10,299, paid in the form of 2,468 shares of our Common Stock; Mr. Maier, $10,864, paid in the form of 2,603 shares of our Common Stock; Dr. Wierenga, $8,804, paid in the form of 2,122 shares of our Common Stock; and Mr. Smith, $9,302, paid in the form of 2,258 shares of our Common Stock.

(2)
This column reflects the aggregate grant date fair value of equity awards granted in 2016 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. For a discussion of valuation assumptions for stock-based compensation, see note 8 to our audited financial statements filed with our annual report on Form 10-K for the year ended December 31, 2016. These figures do not reflect the amortized compensation expense or value received by the director in the year indicated or that may be received by the director with respect to such equity awards.
As of December 31, 2016, each of our non-employee directors held stock options to purchase the following number of shares of our Common Stock: Dr. Xanthopoulos, options to purchase 18,200 shares; Mr. Ray, options to purchase 10,700 shares; Mr. Maier, options to purchase 11,600 shares; Dr. Wierenga, options to purchase 15,000 shares; and Mr. Smith, options to purchase 13,500 shares. As of December 31, 2016, none of our non-employee directors held unvested shares of our Common Stock or restricted stock units.

(3)	Dr. Gillespie resigned from the Board effective as of April 5, 2016.

Equity Compensation Plan Information
The following table gives information as of December 31, 2016 about shares of our Common Stock that may be issued upon the exercise of options and restricted stock units under both of our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)
Equity compensation plans approved by security holders	529,980	$17.23	80,386

(1)	Consists of options and restricted stock units outstanding as of December 31, 2016 under the 2012 Plan, and the 2006 Plan.

(2)	Consists of the weighted average exercise price of outstanding options as of December 31, 2016.

(3)	Consists entirely of shares of Common Stock that remain available for future issuance under the 2012 Plan as of December 31, 2016.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.apricusbio.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and applicable SEC rules.
The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Throughout the year, the Committee monitors matters related to the independence of the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed the independent registered public accounting firm’s overall relationship with the Company, as well as its objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

The Company’s independent registered public accounting firm also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding its communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.
The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees.
In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Audit Committee of the Board of Directors

Paul V. Maier (Chair)
Rusty Ray
Kleanthis Xanthopoulos, Ph.D.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our such annual report under the captions “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures about Market Risk.”
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
Copies of the 2016 Annual Report accompany this proxy statement. This proxy statement and the Company’s 2016 Annual Report are available on the Internet at www.apricusbio.com. These documents are also included in our SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving our Company and “related persons” (directors, executive officers and stockholders owning 5% or greater of our outstanding Common Stock and immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under our policy addressing the relevant SEC rules (generally, transactions involving amounts exceeding the lesser of $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee of the Board consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests. The Board or Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.
Transactions with Related Persons
The severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See “Payments Upon Termination or Change In Control.”
Our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the laws of the State of Nevada. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership, as of the Record Date, of Common Stock by (a) each of our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of the Company’s outstanding Common Stock.
Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of Common Stock issuable under stock options or warrants that are exercisable within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class (%) (2)

Sarissa Capital Management LP, 660 Steamboat Road, Greenwich, CT 06830 (3)	2,120,358	25.20%
Aspire Capital Fund, LLC, 155 North Wacker Drive, Suite 1600, Chicago, IL 60606 (4)	610,223	7.75%

Directors and Executive Officers
Richard W. Pascoe (5)	132,799	1.69%
Neil Morton (6)	30,412	*
Brian T. Dorsey (7)	28,278	*
Kleanthis G. Xanthopoulos (8)	27,775	*
Wendell Wierenga, Ph.D. (9)	17,251	*
Rusty Ray (10)	16,655	*
Sandford D. Smith (11)	15,932	*
Paul V. Maier (12)	14,204	*
All current executive officers and directors as a group (eight persons) (13)	283,305	3.55%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of our executive officers and directors is c/o 11975 El Camino Real, Suite 300, San Diego, California, 92130.

(2)	Percentage ownership is calculated based on a total of 7,741,782 shares of Common Stock issued and outstanding as of the Record Date.

(3)
Represents shares of Common Stock beneficially owned by Sarissa Capital Management LP (“Sarissa Management”) at March 3, 2016, as indicated in the entity’s Schedule 13D/A filed with the SEC on March 7, 2016. The shares of Common Stock are owned by Sarissa Management, Alexander J. Denner, the Chief Investment Officer of Sarissa Management, Sarissa Capital Offshore Master Fund LP and Sarissa Capital Domestic Fund LP. Sarissa Management’s beneficial ownership includes warrants to purchase up to 672,453 shares.

(4)
Represents shares of Common Stock beneficially owned by Aspire Capital Fund, LLC at February 13, 2015, as indicated in the entity’s Schedule 13G/A filed with the SEC on that date, plus 255,682 shares and 127,841 warrant shares delivered pursuant to a certain subscription agreement entered into by and between the Company and Aspire Capital Fund, LLC, dated January 12, 2016. Aspire’s beneficial ownership includes warrants to purchase up to 127,841 shares.

(5)	Includes 122,084 shares issuable upon exercise of stock options and 1,750 shares issuable upon exercise of warrants exercisable within 60 days of the Record Date.

(6)	Includes 28,294 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(7)	Includes 24,584 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8)	Includes 18,200 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date and 9,575 shares of Common Stock held jointly in a trust controlled by Dr. Xanthopoulos.

(9)	Includes 13,128 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date and 4,123 shares of Common Stock held jointly in a trust controlled by Dr. Wierenga.

(10)	Includes 10,700 shares issuable upon exercise of stock options and 250 shares issuable upon exercise of warrants exercisable within 60 days of the Record Date.

(11)	Includes 11,022 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12)	Includes 11,600 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(13)	Includes 239,612 shares issuable upon exercise of stock options and 2,000 shares issuable upon exercise of warrants exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the SEC with respect to ownership and changes in ownership of the Common Stock and our other equity securities.

To the Company’s knowledge, based solely on our review of the copies of such reports filed with the SEC, our officers, directors and greater than 10% stockholders timely complied with these Section 16(a) filing requirements during the fiscal year ended December 31, 2016.
STOCKHOLDER PROPOSALS
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2018 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Company’s Secretary, on or before December 14, 2017.
Stockholders who intend to present a proposal or director nominee at the 2018 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2018 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our bylaws and the Charter of the Corporate Governance/Nominating Committee, a copy of which is available on our corporate website at www.apricusbio.com. Proposals of business to be conducted at the 2018 annual meeting, other than nominations for election of directors, must be submitted between February 16, 2018 and March 18, 2018, which are 90 and 60 days prior to the first anniversary of the 2017 annual meeting, provided, however, that in the event that the date of the pending annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such submission must be delivered not earlier than the 90th day prior to such pending annual meeting and not later than the close of business on the later of the 60th day prior to such pending annual meeting or the 10th day following the day on which a public announcement of the date of such annual meeting is first made. Director nominees must be submitted between December 20, 2017 and January 19, 2018, which are 120 and 90 days prior to the anniversary of the mailing date of the proxy materials for the 2017 Annual Meeting, provided that if the date of the 2018 annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be delivered within 10 days after announcement of the 2018 annual meeting date is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Proposals and notices of intention to present proposals at the 2018 annual meeting should be addressed to the Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130.
DELIVERY OF PROXY MATERIALS
In some cases, only one copy of this Proxy Statement or our 2016 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130 or an oral request at (858) 222-8041. Please make your request no later than May 1, 2017 to facilitate timely delivery.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130 or an oral request at (858) 222-8041. You may also access these filings at our web site under the investor relations link at www.apricusbio.com.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
It is important that proxies be returned promptly and that your shares are represented. Stockholders are urged to vote via the Internet (www.proxyvote.com), by telephone (1-800-690-6903) or by executing and promptly returning the accompanying proxy card in the enclosed envelope. The deadline to vote by Internet or telephone is 11:59 P.M. Eastern Time on Tuesday, May 16, 2017.
By Order of the Board of Directors,

Richard W. Pascoe
Secretary
April 13, 2017
San Diego, California

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]
You are cordially invited to attend our
2017 Annual Meeting of Stockholders,
to be held at Latham & Watkins LLP
12670 High Bluff Drive, San Diego, California 92130
at 8:00 a.m., local time, on Wednesday, May 17, 2017.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

[FORM OF PROXY-REVERSE SIDE OF TOP PORTION]

PROXY	PROXY
APRICUS BIOSCIENCES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) Richard W. Pascoe, the lawful attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Apricus Biosciences, Inc. to be held at Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130 on Wednesday, May 17, 2017 at 8:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.
In accordance with his discretion, said attorney and proxy is authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the meeting.
This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named on the reverse side and FOR Proposal Nos. 2, 3, 4 and 5. Any prior proxy is hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and FOR Proposal Nos. 2, 3, 4 and 5.
PROPOSAL NO. 1: Election of Class III Directors

Class III Directors
1) Rusty Ray
2) Wendell Wierenga, Ph.D.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of such nominee on the line below.
PROPOSAL NO. 2: To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 3: To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion within the section of the Company’s proxy statement entitled “Executive Compensation.”

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 4: To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001 per share, to a total number of 30,000,000 shares.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 5: To approve the amendment and restatement of our 2012 Stock Long Term Incentive Plan.

FOR	AGAINST	ABSTAIN

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

FORM OF PROXY DETACHABLE PROXY CARD
APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, CA 92130
There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the Named Proxy to vote the shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE – TOLL FREE – 1-800-690-6903 – QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M. Eastern Time on Tuesday, May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET – www.proxyvote.com – QUICK *** EASY *** IMMEDIATE

•
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, May 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apricus Biosciences, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
If you vote by Phone or Internet, please do not mail your Proxy Card.
Please detach here

Appendix A

APRICUS BIOSCIENCES, INC.

AMENDED AND RESTATED 2012 STOCK LONG TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Performance Award intended to qualify as exempt performance-based compensation under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exemption. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)Number of Shares. Subject to adjustment as provided in Section 7 below, the maximum number of shares of Stock that may be delivered upon satisfaction of Equity Awards under the Plan shall be 1,423,241 shares of Stock, as increased on the first January 1 after the Restatement Effective Date and each January 1 thereafter by a number of shares of Stock equal to the lesser of: (a) 4% of the number of shares of Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of Stock set by the Board on or prior to each such January 1. Notwithstanding anything to the contrary herein, and subject to adjustment as provided in Section 7 below, in no event may more than 7,000,000 shares of Stock be delivered upon satisfaction of Equity Awards under the Plan. Subject to adjustment as provided in Section 7 below, up to 5,000,000 shares may be issued in satisfaction of ISOs, but nothing in this Section 4(a) shall be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The number of shares of Stock delivered in satisfaction of Equity Awards shall, for purposes of this Section 4(a), be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by the Company due to failure to vest. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements, if any), Stock issued under Substitute Awards shall not reduce the number of shares available for Awards under the Plan. The shares which may be delivered under Substitute Awards shall be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards shall not be subject to the per Participant Award limits described in Section 4(c) below.

(b)Type of Shares. Shares of Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)Section 162(m) Limits. Notwithstanding anything to the contrary contained in the Plan, and subject to Section 7 below, the maximum number of shares of Stock for which Equity Awards may be granted to any person in any calendar year will be equal to 1,423,241 shares. The maximum amount payable in cash to any person in any calendar year under Cash Awards will be $1,000,000, which limitation, with respect to any Cash Awards for which payment is deferred in accordance with Section 6(c)(2), shall be applied by assuming that payment of the Award was made at the time it would have been paid absent the deferral. The foregoing provisions will be construed in a manner consistent with Section 162(m) and any cancelled Awards shall continue to count against the foregoing limits to the extent required by Section 162(m).

(d)Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-Employee directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-Employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-Employee director as compensation for services as a non-Employee director during any fiscal year of the Company may not exceed $400,000 (increased to $600,000 in the fiscal year of a non-Employee director’s initial service as a non-Employee director). The Administrator may make exceptions to this limit for individual non-Employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-Employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-Employee directors.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility for Equity Awards shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for SARs and Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the SAR or the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.	RULES APPLICABLE TO AWARDS

(a)	In General

(1)Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. The Administrator will determine whether Awards are settled in shares of Stock or cash or whether the settlement or payment of Awards shall be subject to deferral. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)Term of Plan; Effectiveness of Plan. This Plan constitutes an amendment and restatement of the Apricus Biosciences, Inc. 2012 Long Term Incentive Plan (the “Original Plan”), which was approved by the Company’s stockholders on May 15, 2012. This amended and restated Plan was approved by the Board on March 23, 2017 and shall be effective on the date it is approved by a majority of the Company’s stockholders at a duly held meeting in 2017 (the “Restatement Effective Date”). The Plan will expire on, and no Award may be granted pursuant to the Plan on or after, the tenth anniversary of the date on which this amended and restated Plan was approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award agreement. If this amended and restated Plan is not approved by the Company’s stockholders at a duly held meeting in 2017, (i) it will not become effective, (ii) no Awards shall be granted hereunder, and (iii) the Original Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this amended and restated Plan was approved by the Board. Upon the approval of this amended and restated Plan by the Company’s stockholders, any awards outstanding under the Original Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

(3)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Equity Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to applicable securities and other laws and such limitations as the Administrator may impose.

(4)Vesting, Etc. The Administrator shall determine the time or times at which an Equity Award will vest or become exercisable and the terms on which an Equity Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Equity Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant's Employment ceases:

(A)Immediately upon the cessation of the Participant's Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

(B)Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)All Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of Participant's Employment due to death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)	Recovery of Compensation; Other Terms

(A)Awards (whether or not vested or exercisable) held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company the value received with respect to Awards (including payments made and/or Stock delivered under an Award, and any gain realized on a subsequent sale or disposition of an Award or Stock delivered under an Award), in each case (i) to the extent provided by the Administrator in an Award agreement in connection with (A) a breach by the Participant of a non-competition, non-solicitation, confidentiality or similar covenant or agreement or (B) an overpayment to the Participant of incentive compensation due to inaccurate financial data; (ii) in accordance with Company policy relating to the recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time; or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(B)Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section 6(a)(5) at such time and in such manner as the Administrator shall determine in its sole discretion and consistent with applicable law. Neither the Administrator nor the Company will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 6(a)(5). For the avoidance of doubt, in addition to any forfeiture or other restrictions imposed by the terms of an Award agreement, every Award issued under the Plan will be subject to potential forfeiture or “claw back” to the fullest extent called for by applicable federal or state law. In addition, to the extent provided by the Administrator, Shares received upon settlement, vesting or exercise of an Award may be subject to stock ownership guidelines or policies established by the Company with respect to its employees, directors and/or other service providers.

(6)Taxes. The delivery, vesting and retention of Stock under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7)Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Equity Award whether or not the holder of such Equity Award is otherwise entitled to share in the actual dividend or distribution in respect of such Equity Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with exemption from, or in compliance with, the requirements of Section 409A. In addition, any amounts payable in respect of Restricted Stock (or any other Award subject to any vesting condition) may be subject to such limits or restrictions or alternative terms as the Administrator may impose. Notwithstanding the foregoing, no dividend equivalents shall be payable (i) with respect to any Award which is subject to vesting, unless and until such Award vests, or (ii) with respect to Stock Options or SARs.

(8)Rights Limited. Nothing in the Plan will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)Section 162(m). This Section 6(a)(9) applies to any Performance Award (other than Stock Options and SARs) intended to qualify as exempt performance-based compensation under Section 162(m), as determined by the Administrator. In the case of any Performance Award to which this Section 6(a)(9) applies, the Plan and such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exemption, notwithstanding anything to the contrary in the Plan;

(A)the Administrator will preestablish, in writing and no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is consistent with qualifying the Award for such exemption), one or more Performance Criteria applicable to such Award, the amount or amounts that will be payable or earned (subject to reduction as described below) if the Performance Criterion or Criteria are achieved, and such other terms and conditions as the Administrator deems appropriate with respect to such Award;

(B)at the close of the applicable Performance Period, the Administrator will certify in writing whether the applicable Performance Criterion or Criteria have been attained prior to the event or occurrence (grant, vesting, or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, except as provided by the Administrator consistent with such exemption; and the Administrator may, in its sole and absolute discretion (either in individual cases or in ways that affect more than one Participant), reduce (but not increase) the actual payment, if any, to be made under such Award to the extent consistent with such exemption.

(10)Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(11)Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(12)Fair Market Value. Except as otherwise expressly provided herein, in determining the fair market value of any share of Stock under the Plan, the Administrator shall make the determination consistent with the requirements of Section 422 and Section 409A, to the extent applicable; provided, that unless otherwise determined by the Administrator, if the Stock is admitted to trading on an established securities exchange, “fair market value” shall be the closing price of a share of Stock on the date with respect to which fair market value is being determined (or, if the Stock was not traded on such day, then the next preceding day on which the Stock was traded).

(13)Certain Requirements of Corporate Law. Equity Awards shall be granted and administered consistent with the requirements of applicable Nevada law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems or national market on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Awards Requiring Exercise. Equity Awards requiring exercise (including Stock Options and SARs) will be subject to the provisions of this Section 6(b).

(1)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator will require satisfactory evidence that the person exercising the Award has the right to do so.

(2)Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be no less than 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock (as provided in Section 6(a)(12)) subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant or as otherwise determined by the Administrator with respect to a Substitute Award.

(3)Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

(c)    Cash Awards.

(1)A Participant who is granted a Cash Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. The Administrator will determine the actual payment, if any, under each Cash Award. The Administrator may, in its sole and absolute discretion (but subject, for the avoidance of doubt, to Section 6(a)(9) of the Plan), after determining the amount that would otherwise be payable for a performance period with respect to a Cash Award that is a Performance Award, adjust (including to zero) the payment, if any, to be made under such Award. Cash Awards granted as Performance Awards under the Plan will be made with respect to any performance period as determined by the Administrator.

(2)The Administrator shall determine the payment dates for Cash Awards under the Plan. Except as otherwise determined by the Administrator, no payment shall be made under a Cash Award unless the Participant’s Employment continues through the date such Cash Award is paid. Payments hereunder are intended to fall under the short-term deferral exception to Section 409A and shall be construed and administered accordingly. Notwithstanding the foregoing, (i) if the documentation establishing the Cash Award provides a specified and objectively determinable payment date or schedule that satisfies the requirements of Section 409A, payment under an Award may be made in accordance with such date or schedule, and (ii) the Administrator may, but need not, permit a Participant to defer payment of a Cash Award beyond the date that the Award would otherwise be payable, provided, that any such deferral shall be made in accordance with and subject to the applicable requirements of Section 409A, and that any amount so deferred shall be adjusted for notional interest or other notional earnings on a basis, determined by the Administrator, to the extent necessary to preserve the eligibility of the Award payment as exempt performance-based compensation under Section 162(m).

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)Mergers, Etc. Except as otherwise provided in an Award, the Administrator shall, in its sole discretion, determine the effect of a Covered Transaction on Awards, which determination may include, but is not limited to, the following actions:

(1)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or any portion thereof or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7(a)(5) below the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3)Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 7(a)(5) below, the Administrator may provide that each Equity Award requiring exercise will become exercisable, in full or in part, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4)Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below); and (iv) Cash Awards that by their terms, or as a result of action taken by the Administrator, continue following such Covered Transaction.

(5)Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Equity Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)	Changes in and Distributions With Respect to Stock.

(1)Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Equity Awards then outstanding or subsequently granted, any exercise prices relating to Equity Awards and any other provision of Awards affected by such change.

(2)Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.

(3)Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award or delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. For the avoidance of doubt, no amendment to any Award or the Plan shall be effective unless approved by stockholders, to the extent stockholder approval is required under the rules of the applicable stock exchange on which the Stock is admitted to trading, if it would reduce the exercise price of any Stock Option or SAR previously granted hereunder or otherwise constitute a repricing and, without the receipt of such approval (to the extent so required), the Administrator shall not approve a repurchase or exchange by the Company for cash, other Awards or other property of Stock Options or SARs for which the exercise price or base price, as applicable, exceeds the fair market value of a share of Stock as of the date of such repurchase or exchange.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any

Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.	ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements established by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator) and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.	GOVERNING LAW

(a)In general. Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12 or as provided in Section 6(a)(13), the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the General Corporation Law of the State of Nevada as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the domestic substantive laws of the State of Nevada without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b)Jurisdiction. By accepting an Award, each Participant will be deemed to have: (a) submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of California for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agreed not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of California; and (c) waived, and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

"Administrator": The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by the Nevada Corporations Code; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to qualify as exempt performance-based compensation under Section 162(m), including Options and SARs, then the Compensation Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-Employee directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by applicable law, each of the individuals constituting the Compensation Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The full Board shall be the Administrator with respect to Awards granted to non-Employee directors.

"Affiliate": Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

"Award": Any or a combination of the following:
(i)Stock Options.
(ii)SARs.
(iii)Restricted Stock.
(iv)Unrestricted Stock.
(v)Stock Units, including Restricted Stock Units.
(vi)Performance Awards.
(vii)Cash Awards.

(viii)	Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

"Board": The Board of Directors of the Company.

"Cash Award": An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance- benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, “Cause” will mean (i) a willful failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or gross negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other misconduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

"Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

"Compensation Committee": The Compensation Committee of the Board.

"Company": Apricus Biosciences, Inc.

"Covered Transaction": Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

"Employee": Any person who is employed by the Company or an Affiliate.

"Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed a part of the Plan.

"Equity Award": Awards other than Cash Awards.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

"Participant": A person who is granted an Award under the Plan.

"Performance Award": An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify as exempt performance-based compensation under Section 162(m) and Performance Awards that are not intended so to qualify.

"Performance Criteria": For a Performance Period, specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may establish that in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

"Plan": The Apricus Biosciences, Inc. 2012 Stock Long Term Incentive Plan as from time to time amended and in effect.

"Restricted Stock": Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

"Restricted Stock Unit": A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

"SAR": A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value (as defined in Section 6(b)) of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

"Section 409A": Section 409A of the Code.

"Section 422": Section 422 of the Code.

"Section 162(m)": Section 162(m) of the Code.

"Stock": Common stock of the Company, par value $0.001 per share.

"Stock Option": An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

"Stock Unit": An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards that are the result of converting, replacing, or adjusting equity awards of an acquired company in connection with the acquisition.

"Unrestricted Stock": Stock not subject to any restrictions under the terms of the Award.